Exhibit 99.1

Teradyne Reports 55% Sequential Growth in First Quarter 2014 Orders;

Expects Revenue Growth in Second Quarter of 2014

Q1’14 orders increased 55% from Q4’13

Q1’14 revenue of $321 million, up 13% from Q4’13 and up 14% from Q1’13

Q1’14 diluted non-GAAP net income of $0.11 per share, up from $0.07 per share in Q4’13 and $0.09 per share from Q1’13; Q1’14 diluted GAAP net income of $0.00 per share

Q2’14 guidance: Revenue of $460 million to $490 million; Diluted non-GAAP net income of $0.36 to $0.43 per share; Diluted GAAP net income of $0.29 to $0.36 per share

Initial quarterly cash dividend of $0.06 per share to be paid June 2, 2014

NORTH READING, Mass. – April 23, 2014 – Teradyne, Inc. (NYSE: TER) reported revenue of $321 million for the first quarter of 2014 of which $262 million was in Semiconductor Test, $38 million in System Test and $21 million in Wireless Test. On a non-GAAP basis, Teradyne’s net income in the first quarter was $22.4 million, or $0.11 per diluted share, which excluded acquired intangible asset amortization, retired CEO equity charge, non-cash convertible debt interest and excluded discrete income tax adjustments. GAAP net income for the first quarter was $0.9 million or $0.00 per diluted share.

Bookings in the first quarter of 2014 were $450 million of which $366 million were in Semiconductor Test, $57 million in Wireless Test, and $27 million in System Test.

“First quarter Semiconductor Test orders were the highest in nearly four years driving a 55% increase in overall company orders,” said CEO and President Mark Jagiela. “UltraFLEX and J750 products recorded strong demand for applications processor and microcontroller test driven primarily by mobile end markets. Our flexible manufacturing capability is designed to respond to this type of order surge and we are ramping second quarter production to meet the increasing demand. Meanwhile, although Wireless Test orders more than tripled from the Q4 trough, near term visibility remains limited with a more cautious outlook from customers.”

Guidance for the second quarter of 2014 is revenue of $460 million to $490 million, with diluted non-GAAP net income of $0.36 to $0.43 per share and diluted GAAP net income of $0.29 to $0.36 per share. Non-GAAP guidance excludes acquired intangible asset amortization and the related tax impact.

As previously announced in our press release dated January 22, 2014, our initial quarterly cash dividend is payable on June 2, 2014 to shareholders of record as of the close of business on May 9, 2014. Payment dates for future quarterly cash dividends, subject to Board of Director approval, are expected to be in March, June, September and December of each year.

Webcast

A conference call to discuss the first quarter 2014 results, along with management’s business outlook, will follow at 10 a.m. EDT, Thursday, April 24. The call will be broadcast simultaneously over the Internet. Interested investors should access the webcast at www.teradyne.com and click on “Investors” at least five minutes before the call begins. Presentation materials will be available at www.teradyne.com at 10 a.m. EDT.

A replay will be available approximately two hours after the completion of the call. The replay number in the U.S. & Canada is 855-859-2056. The replay number outside the U.S. & Canada is 404-537-3406. The pass code for both numbers is 16506628. A replay will also be available on the Teradyne website at www.teradyne.com. Click on “Investors” for a link to the replay. The replay will be available via phone and website through May 11, 2014.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income from operations and non-GAAP net income exclude acquired intangible asset amortization, retired CEO equity charge, non-cash convertible debt interest, discrete income tax adjustments, pension and post retirement actuarial gains and losses, restructuring and other, and a gain from the sale of an equity investment, and, prior to January 1, 2014, included income taxes on a cash basis [cash taxes reflects the usage of prior year favorable tax attributes (e.g. NOLs and credits) against current year tax liability]. GAAP requires that these items be included in determining income from operations and net income. Non-GAAP income from operations, non-GAAP net income, non-GAAP income from operations and non-GAAP net income as a percentage of revenue, and non-GAAP net income per share are non-GAAP measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of Teradyne’s current core business or future outlook. These non-GAAP measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with Teradyne’s business plan, historical operating results and the operating results of Teradyne’s competitors. Non-GAAP gross margin excludes pension and post retirement actuarial gains and losses. GAAP requires that this item be included in determining gross margin. Non-GAAP gross margin dollar amount and percentage are non-GAAP measures that management believes provide useful supplemental information for management and the investor. Management uses non-GAAP gross margin as a performance measure for Teradyne’s current core business and future outlook and for comparison with Teradyne’s business plan, historical gross margin results and the gross margin results of Teradyne’s competitors. Non-GAAP diluted shares include the impact of Teradyne’s call option on its shares. Management believes each of these non-GAAP measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of Teradyne’s financial and operational performance, as well as facilitating meaningful comparisons of Teradyne’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investors” and then selecting the “GAAP to Non-GAAP Reconciliation” link. The non-GAAP financial measures discussed in this press release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne

Teradyne (NYSE:TER) is a leading supplier of Automatic Test Equipment used to test semiconductors, wireless products, data storage and complex electronic systems which serve consumer, communications, industrial and government customers. In 2013, Teradyne had sales of $1.43 billion and currently employs approximately 3,800 people worldwide. For more information, visit www.teradyne.com.Teradyne (R) is a registered trademark of Teradyne, Inc. in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements regarding future business prospects, Teradyne’s results of operations, market conditions and the payment of a quarterly dividend. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees of future performance or future payment of dividends. You can identify these forward-looking statements based on the context of the statements and by the fact that they use words such as “will,” “anticipate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. There can be no assurance that management’s estimates of Teradyne’s future results or other forward looking statements will be achieved or that dividends will be declared in the future. Important factors that could cause actual results or dividend payments to differ materially from those presently expected include: conditions affecting the markets in which Teradyne operates; decreased or delayed product demand; increased research and development spending; deterioration of Teradyne’s financial condition, the business judgment of the board of directors that a declaration of a dividend is not in the company’s best interests and other events, factors and risks disclosed in filings with the SEC, including, but not limited to, the “Risk Factors” section of Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013. The forward-looking statements provided by Teradyne in this press release represent management’s views as of the date of this release. Teradyne anticipates that subsequent events and developments may cause management’s views to change. However, while Teradyne may elect to update these forward-looking statements at some point in the future, Teradyne specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Teradyne’s views as of any date subsequent to the date of this release.

TERADYNE, INC. REPORT FOR FIRST FISCAL QUARTER OF 2014

CONDENSED CONSOLIDATED OPERATING STATEMENTS

(In thousands, except per share amounts)

	Quarter Ended
	March 30, 2014	December 31, 2013	March 31, 2013
Net revenues	$321,010	$285,301	$280,367
Cost of revenues (1) (2)	153,963	125,444	126,950

Gross profit	167,047	159,857	153,417
Operating expenses:
Engineering and development (1)	67,085	64,613	62,751
Selling and administrative (1) (3)	78,003	69,523	67,890
Acquired intangible asset amortization	18,271	18,284	18,036
Restructuring and other (4)	—	600	332

Operating expenses	163,359	153,020	149,009

Income from operations	3,688	6,837	4,408

Interest and other (5)	(5,561)	28,602	(5,834)

(Loss) income before income taxes	(1,873)	35,439	(1,426)
Income tax (benefit) provision	(2,802)	13,096	(8,015)

Net income	$929	$22,343	$6,589

Net income per common share:
Basic	$0.00	$0.12	$0.03

Diluted	$0.00	$0.09	$0.03

Weighted average common shares - basic	193,311	191,525	189,686

Weighted average common shares - diluted (6)	236,484	236,903	234,757

Cash dividend declared per common share	$0.06	$—	$—

Net orders	$449,826	$289,653	$400,082

(1)	In the first quarter of 2012, we changed our accounting method from delayed recognition of actuarial gains and losses for our defined benefit pension plans and other post retirement benefit plans to immediate recognition. We elected to immediately recognize net actuarial gains and losses and the change in the fair value of plan assets in our operating results in the year in which they occur. Below are the pension (gains) and losses included in our operating results:

	Quarter Ended
	March 30, 2014	December 31, 2013	March 31, 2013
Cost of revenues	$—	$(2,742)	$—
Engineering and development	—	(3,782)	—
Selling and administrative	—	(2,540)	—

	$—	$(9,064)	$—

(2)	Cost of revenues includes:

	Quarter Ended
	March 30, 2014	December 31, 2013	March 31, 2013
Provision for excess and obsolete inventory	$10,039	$6,976	$3,800
Sale of previously written down inventory	(1,380)	(861)	(1,783)

	$8,659	$6,115	$2,017

(3)	For the quarter ended March 30, 2014, selling and administrative expenses include an equity charge of $6,598 for the modification of Teradyne’s retired CEO’s outstanding equity awards to allow continued vesting and maintain the original term in connection with his January 31, 2014 retirement.

(4)	Restructuring and other consists of:

	Quarter Ended
	March 30, 2014	December 31, 2013	March 31, 2013
Employee severance	$—	$600	$332

(5)	Interest and other includes:

	Quarter Ended
	March 30, 2014	December 31, 2013	March 31, 2013
Gain from the sale of an equity investment	$—	$(34,212)	$—
Non-cash convertible debt interest expense	4,290	4,158	3,754

(6)	Under GAAP, when calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Diluted shares assume the conversion of the convertible debt as the effect would be dilutive. Accordingly, for the quarters ended March 30, 2014, December 31, 2013 and March 31, 2013, 20.1 million, 23.5 million and 23.4 million shares, respectively, have been included in diluted shares.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	March 30, 2014	December 31, 2013

Assets
Cash and cash equivalents	$232,626	$341,638
Marketable securities	462,150	586,882
Accounts receivable	216,524	157,642
Inventories	137,434	137,939
Deferred tax assets	68,780	72,478
Prepayments	131,484	136,374
Other current assets	12,249	7,324

Total current assets	1,261,247	1,440,277

Net property, plant and equipment	278,727	275,236
Marketable securities	272,068	271,078
Deferred tax assets	5,551	5,217
Other assets	10,574	14,591
Retirement plans assets	9,443	9,342
Intangible assets	234,020	252,291
Goodwill	361,819	361,792

Total assets	$2,433,449	$2,629,824

Liabilities
Accounts payable	$70,597	$62,874
Accrued employees’ compensation and withholdings	58,687	95,619
Deferred revenue and customer advances	64,811	55,404
Dividend payable (1)	11,648	—
Other accrued liabilities	65,561	63,712
Accrued income taxes	1,749	11,360
Current debt	—	186,663

Total current liabilities	273,053	475,632

Long-term deferred revenue and customer advances	13,526	13,306
Retirement plans liabilities	92,530	91,517
Deferred tax liabilities	50,532	40,686
Long-term other accrued liabilities	13,978	23,589

Total liabilities	443,619	644,730

Shareholders’ equity	1,989,830	1,985,094

Total liabilities and shareholders’ equity	$2,433,449	$2,629,824

(1)	In January 2014, the Board declared an initial quarterly cash dividend of $0.06 per share to be paid on June 2, 2014 to shareholders of record as of May 9, 2014.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Quarter Ended
	March 30, 2014	March 31, 2013
Cash flows from operating activities:
Net income	$929	$6,589
Adjustments to reconcile net income to net cash used for operating activities:
Depreciation	15,259	14,115
Amortization	23,925	23,002
Stock-based compensation	15,233	9,023
Provision for excess and obsolete inventory	10,039	3,800
Deferred taxes	12,699	(6,183)
Other	(141)	(987)

Changes in operating assets and liabilities:
Accounts receivable	(58,882)	(13,191)
Inventories	2,635	(4,040)
Prepayments and other assets	(628)	(1,070)
Accounts payable and accrued expenses	(45,482)	(47,258)
Deferred revenue and customer advances	9,627	(10,146)
Retirement plans contributions	(1,425)	(1,063)
Accrued income taxes	(9,609)	(9,085)

Net cash used for operating activities	(25,821)	(36,494)

Cash flows from investing activities:
Purchases of property, plant and equipment	(31,197)	(22,547)
Purchases of marketable securities	(257,260)	(124,514)
Proceeds from maturities of marketable securities	280,322	119,552
Proceeds from sales of marketable securities	101,363	21,694
Proceeds from life insurance	4,391	—

Net cash provided by (used for) investing activities	97,619	(5,815)

Cash flows from financing activities:
Issuance of common stock under stock option and stock purchase plans	10,165	8,921
Payments of long-term debt	(190,975)	—
Payments of contingent consideration	—	(313)

Net cash (used for) provided by financing activities	(180,810)	8,608

Decrease in cash and cash equivalents	(109,012)	(33,701)
Cash and cash equivalents at beginning of period	341,638	338,920

Cash and cash equivalents at end of period	$232,626	$305,219

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	Quarter Ended
	March 30, 2014	% of Net Revenues			December 31, 2013	% of Net Revenues			March 31, 2013	% of Net Revenues
Net revenues	$321.0				$285.3				$280.4
Gross profit - GAAP	$167.0	52.0%			$159.9	56.0%			$153.4	54.7%
Pension mark-to-market adjustments (1)	—	—			(2.7)	-0.9%			—	—

Gross profit - non-GAAP	$167.0	52.0%			$157.2	55.1%			$153.4	54.7%
Income from operations - GAAP	$3.7	1.2%			$6.8	2.4%			$4.4	1.6%
Acquired intangible asset amortization	18.3	5.7%			18.3	6.4%			18.0	6.4%
Equity modification charge (2)	6.6	2.1%			—	—			—	—
Restructuring and other (3)	—	—			0.6	0.2%			0.3	0.1%
Pension mark-to-market adjustments (1)	—	—			(9.1)	-3.2%			—	—

Income from operations - non-GAAP	$28.6	8.9%			$16.6	5.8%			$22.7	8.1%

			Net Income per Common Share				Net Income per Common Share				Net Income per Common Share
	March 30, 2014	% of Net Revenues	Basic	Diluted	December 31, 2013	% of Net Revenues	Basic	Diluted	March 31, 2013	% of Net Revenues	Basic	Diluted
Net income - GAAP	$0.9	0.3%	$0.00	$0.00	$22.3	7.8%	$0.12	$0.09	$6.6	2.4%	$0.03	$0.03
Acquired intangible asset amortization	18.3	5.7%	0.09	0.08	18.3	6.4%	0.10	0.08	18.0	6.4%	0.09	0.08
Income tax adjustment (4)	—	—	—	—	11.1	3.9%	0.06	0.05	(10.5)	-3.7%	(0.06)	(0.04)
Interest and other (5)	4.3	1.3%	0.02	0.02	(30.0)	-10.5%	(0.16)	(0.13)	3.8	1.4%	0.02	0.02
Equity modification charge (2)	6.6	2.1%	0.03	0.03	—	—	—	—	—	—	—	—
Exclude discrete tax adjustments (6)	(2.4)	-0.7%	(0.01)	(0.01)	—	—	—	—	—	—	—	—
Tax effect of non-GAAP adjustments	(5.3)	-1.6%	(0.03)	(0.02)	—	—	—	—	—	—	—	—
Restructuring and other (3)	—	—	—	—	0.6	0.2%	0.00	0.00	0.3	0.1%	0.00	0.00
Pension mark-to-market adjustments (1)	—	—	—	—	(9.1)	-3.2%	(0.05)	(0.04)	—	—	—	—
Convertible share adjustment (7)	—	—	—	0.01	—	—	—	0.02	—	—	—	0.01

Net income - non-GAAP	$22.4	7.0%	$0.12	$0.11	$13.2	4.6%	$0.07	$0.07	$18.2	6.5%	$0.10	$0.09

GAAP and non-GAAP weighted average common shares - basic	193.3				191.5				189.7
GAAP weighted average common shares - diluted	236.5				236.9				234.8
Exclude dilutive shares from convertible note	(20.1)				(42.4)				(42.3)

Non-GAAP weighted average common shares - diluted (7)	216.4				194.5				192.5

(1)    Actuarial (gains) losses recognized under GAAP in accordance with the Company’s mark-to-market pension accounting.

(2)    For the quarter ended March 30, 2014, selling and administrative expenses include an equity charge for the modification of Teradyne’s retired CEO’s outstanding equity awards to allow continued  vesting and maintain the original term in connection with his January 31, 2014 retirement.

(3)    Restructuring and other consists of:

	Quarter Ended
	March 30, 2014				December 31, 2013				March 31, 2013
Employee severance	$—				$0.6				$0.3

(4)	For the quarters December 31, 2013 and March 31, 2013, adjustment to record income taxes on a cash basis. Cash taxes reflects the usage of prior year favorable tax attributes (e.g. NOLs and credits) against current year tax liability.

(5)	For the quarters ended March 30, 2014, December 31, 2013 and March 31, 2013, Interest and other included non-cash convertible debt interest expense. For the quarter ended December 31, 2013, Interest and other included a gain from the sale of an equity investment.

(6)	For the quarter ended March 30, 2014, adjustment to exclude discrete income tax items.

(7)	For the quarter ended March 30, 2014, the calculation of non-GAAP diluted earnings per share gives benefit to the Company’s call option on its stock for 34.7 million shares at $5.48. As a result 20.9 million shares have been included in non-GAAP diluted shares and net interest expense of $2.0 million has been added back to non-GAAP net income for the non-GAAP diluted earnings per share calculation.

GAAP to Non-GAAP Reconciliation of Second Quarter 2014 guidance:

GAAP and non-GAAP second quarter revenue guidance:	$460 million	to	$490 million
GAAP net income per diluted share	$0.29		$0.36
Exclude acquired intangible asset amortization	0.08		0.08
Tax effect of non-GAAP adjustment	(0.02)		(0.02)

Non-GAAP net income per diluted share	$0.36		$0.43

For press releases and other information of interest to investors, please visit Teradyne’s homepage at http://www.teradyne.com.

Contact:	Teradyne, Inc.
Andy Blanchard 978-370-2425
Vice President of Corporate Relations